Exhibit 99.(n)(2)

FORM N-6, ITEM 26(n)(2)

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form N-6 of our report dated April 19, 2012 relating to the financial statements and financial highlights of AUL American Individual Variable Life Unit Trust and our report dated March 19, 2012 relating to the consolidated financial statements of OneAmerica Financial Partners, Inc., which appear in such Registration Statement.  We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana

April 19, 2012